Exhibit 99.1

FOR IMMEDIATE RELEASE

August 18, 2021

For further information contact:

Craig L. Montanaro, President and Chief Executive Officer, or

Keith Suchodolski, Executive Vice President and Chief Financial Officer

Kearny Financial Corp.

(973) 244-4500

KEARNY FINANCIAL CORP.

DECLARES QUARTERLY CASH DIVIDEND

Fairfield, New Jersey, August 18, 2021 – Kearny Financial Corp. (NASDAQ GS: KRNY) (the “Company”), the holding company of Kearny Bank (the “Bank”), announced today that the Company’s Board of Directors has declared a quarterly cash dividend of $0.10 per share to stockholders of record as of September 1, 2021, payable on September 15, 2021.

About Kearny Financial Corp.

Kearny Financial Corp. is the parent company of Kearny Bank which operates from its administrative headquarters in Fairfield, New Jersey, and a total of 48 retail branch offices located throughout northern and central New Jersey and Brooklyn and Staten Island, New York.  At June 30, 2021, Kearny Financial Corp. had approximately $7.3 billion in total assets.

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